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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-50434, 333-40442 and 333-40440) of
Antigenics Inc. of our report dated February 8, 2000 (except for Notes 1 and 19, as to which the date is November 16th, 2000) relating to the financial statements of Aquila Biopharmaceuticals, Inc., which appears in the Current Report on Form 8-K/A of Antigenics Inc. dated January 29, 2001.

We also consent to the inclusion in the prospectus supplement to the Registration Statement on Form S-1 (File No. 333-37820) of Antigenics Inc. of our report dated February 8, 2000 (except for Notes 1 and 19, as to which the date is November 16th, 2000) relating to the financial statements of Aquila Biopharmaceuticals, Inc.


/S/  PricewaterhouseCoopers LLP

Boston, Massachusetts
January 29, 2001